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                                                                     EXHIBIT 8.1

                 [LETTERHEAD OF LEWIS, RICE & FINGERSH, L.C.]

                                 June 3, 1998


CNB Bancshares, Inc.
20 N.W. Third Street
Evansville, Indiana  47739
Attention: Board of Directors

CNB Capital Trust I
20 N.W. Third Street
Evansville, Indiana  47739
Attention: Administrative Trustees

Gentlemen:

     We have acted as tax counsel to CNB Bancshares, Inc., an Indiana corporation (the "Company"), and to CNB Capital Trust I, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the proposed issuance of (i) Convertible Trust Preferred Securities (the "Capital Securities") of the Trust pursuant to the terms of the Amended and Restated Trust Agreement between the Company and The Bank of New York, as trustee (the "Trust Agreement"), (ii) Convertible Subordinated Debentures (the "Debentures") of the Company pursuant to the terms of an indenture between the Company and The Bank of New York, as trustee (the "Indenture"), to be sold by the Company to the Trust, and (iii) the Guarantee Agreement of the Company with respect to the Capital Securities (the "Guarantee") between the Company and The Bank of New York, as trustee. The Capital Securities and the Debentures are to be issued as contemplated by the prospectus (the "Prospectus") included as part of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trust to register the issuance of the Capital Securities, the Debentures, the Guarantee and the Common Stock, no par value per share (the "Common Stock"), of the Company issuable upon conversion of the Capital Securities as provided in the Trust Agreement and the Indenture.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Registration Statement, (ii) the Form of Indenture to be filed supplementally as an exhibit to the Registration Statement, (iii) the form of the Debentures to be filed supplementally as an exhibit to the Registration Statement, (iv) the form of Trust Agreement to be filed supplementally as an exhibit to the Registration Statement, (v) the form of Guarantee attached as an exhibit to the Registration Statement, and (vi) the form of Capital Security


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                            LEWIS, RICE & FINGERSH,
                                     L.C.

June 3, 1998
Page 2



Certificate to be filed supplementally as an exhibit to the Registration Statement (collectively the "Documents"). Furthermore, we have relied upon certain statements and representations made by the Company. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

     Based upon the foregoing, and assuming (i) the final Documents will be substantially identical to the forms examined, (ii) full compliance with all the terms of the final Documents, and (iii) the accuracy of certain representations made by the Company and delivered to us, we are of the opinion that:

     (i) The Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

    (ii) The Convertible Subordinated Debentures should be classified as indebtedness for U.S. federal income tax purposes.

   (iii) Subject to the qualifications set forth therein, the statements contained in the Prospectus under the caption "Certain Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions, fairly present, in all material respects, the indicated United States federal income tax consequences to such holders.

     The opinion expressed above is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury regulations, published interpretations of the Code and such Treasury regulations by the Internal Revenue Service, and existing court decisions, any of which could be changed at any time. Any such changes may or may not be retroactively applied. We note that there is no authority directly on point dealing with securities such as the Capital Securities or of transactions of the type described herein. Furthermore, the authorities on which this opinion is based are subject to various interpretations. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion as to any matters not specifically covered by the foregoing opinions or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts or in the Documents on which this opinion is based, or an inaccuracy in any of the representations upon which we have relied in rendering this opinion.












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                            LEWIS, RICE & FINGERSH,
                                     L.C.

June 3, 1998
Page 3


     This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debentures, the Guarantee, the Capital Securities or the Common Stock or any other party to which it is not specifically addressed or on which reliance is not expressly permitted hereby.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to reference to our firm under the captions "Certain Federal Income Tax Consequences" and "Validity of Securities" in the Prospectus.

                           Very truly yours,

                           LEWIS, RICE & FINGERSH, L.C.

                           /s/ Lewis, Rice & Fingersh, L.C.